Exhibit 20.b
Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                              Monthly Report
Securityholder's Statement                      Series 1998-2                                                          Sept-2000
					                                          	Class A            Class B             CTO           Class D         Total
(i)   Security Amount                       337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                  0.00               0.00              0.00                             0.00
(iii) Security Interest Distributed           1,752,187.50         277,412.80        400,074.10                     2,429,674.40

Security Principal Distributed per $1,000        0.0000000          0.0000000         0.0000000
Security Interest Distributed per $1,000         5.1916667          5.4250000         6.5196874
(iv) Principal Collections                   15,873,931.96       2,405,124.10      2,886,186.55   2,888,186.55     24,051,429.16
(v)  Finance Collections                     11,778,986.95       1,784,682.30      2,141,646.68   2,141,646.68     17,846,962.61
     Recoveries                                 800,067.37         121,221.47        145,467.66     145,467.66      1,212,224.16
     Defeasance Funding Acct Earnings                 0.00               0.00              0.00           0.00              0.00
       	Total Finance Collections            12,579,054.32       1,905,903.77      2,287,114.34   2,287,114.34     19,059,186.77
       	Total Collections                    28,452,986.28       4,311,027.87      5,173,300.89   5,173,300.89     43,110,615.93
(vi) Aggregate Amount of Principal Receivables                                                                  1,603,663,927.91
     Invested Amount (End of Month)         337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Floating Allocation Percentage            21.0455566%         3.1886980%        3.8264875%     3.8264875%       31.8872296%
     Fixed/Floating Allocation Percentage      21.0455566%         3.1886980%        3.8264875%     3.8264875%       31.8872296%
     Invested Amount (Beginning of Month)   337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                          75.00%  1,424,931,696.82
       30 Days to 59 Days                                                                                5.87%    111,397,564.68
       60 Days to 89 Days                                                                                4.36%     82,868,861.03
       90 Days and Over                                                                                 14.77%    280,700,944.60
       	Total Receivables                                                                              100.00%  1,899,899,067.13
(viii) Aggregate Investor Default Amount                                                                           10,784,658.00
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       21.99%
(ix)  Security Charge-Offs                            0.00               0.00              0.00           0.00              0.00

(x)   Servicing Fee                             645,491.80          97,801.09        117,362.84     117,362.84        978,018.57


(xi) Unreimbursed Redirected Principal Collections                  0.000000          0.000000       0.000000               0.00
(xii) Excess Funding Account Balance                                                                                        0.00
(xiii) CTO Trigger Event Occurrence                                                                                         None
      CTO Reserve Amount                                                                                                     N/A
(xiv) Number of New Accounts Added to the Trust                                                                          102,995
(xv) Revolving Receivables Reserve Account Balance                                                                 $4,541,500.00
(xvi) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                               16.87%
Minimum Base Rate                                                                                                          8.44%
